
Datasea Inc.
(a Nevada corporation)
100%
Shuhai Information Skill(HK) Limited
(a Hong Kong Limited Company)
100%
Tianjin Information Sea Information Technology Co.Ltd.
(a PRC Limited Liability Company)
VIE Conractual Agreements
Shuhai Information Technology Co.Ltd.
(a PRC Limited Liability Company)
100%
Heilongjiang Xunrui Technology Co., Ltd. (a PRC Limited Liability Company)
100%
Guozhong Times (Beijing) Technology Co., Ltd. (a PRC Limited Liability Company)
100%
Guohao Century (Beijing) Technology Co., Ltd. (a PRC Limited Liability Company)
100%
Guozhong Haoze (Beijing) Technology Co., Ltd. (a PRC Limited Liability Company)
100%
Shuhai Jingwei (Shenzhen) Technology Co., Ltd (a PRC Limited Liability Company)
99%
Nanjing Shuhai Equity Investment & Fund Management Co., Ltd (a PRC Limited Liability Company)